Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We Consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated December 16, 1998 in the Registration Statement (Form N-1A) of Kemper International Fund, and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Global and International Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (File No. 2-70639) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3136).



                                                               ERNST & YOUNG LLP



Chicago, Illinois
February 25, 1999